Exhibit 4.(a).67

Agreement

Any text removed pursuant to the company's confidential treatment request has been separately submitted to the U.S. Securities and Exchange Commission and is marked [***] herein.

SWAP AGREEMENT

BETWEEN

PARTNER COMMUNICATIONS COMPANY
LTD.

AND

LM ERICSSON ISRAEL LTD.

FOR THE PERFORMANCE OF SWAP AND
SUPPLY OF
EQUIPMENT AND RELATED SERVICES

Agreement

This SWAP Agreement together with its Annexes, for the performance of a SWAP and supply of Equipment and related services (collectively – the “Agreement”), is entered into by and between Partner Communications Company Ltd., a corporation organized and existing under the laws of the state of Israel, with offices at 8 Amal St., Afek Industrial Park, Rosh Ha’ayin, Israel (“Partner”) and LM Ericsson Israel Ltd., a corporation organized and existing under the laws of the State of Israel, with offices at 17 Amal Street, Afek Industrial Park, Rosh Ha’ayin 48092, Israel (“Supplier”) (each a “Party” and together the “Parties”).

1.	Preamble

WHEREAS:

1.1.1.1	On September 21, 2005, the Parties have entered into a purchase agreement for the supply of a 3G UMTS UTRAN Subsystem, other telecommunication systems, equipment and related services, a maintenance agreement in the form of Appendix 3 of the said purchase agreement (“Maintenance Agreement”), a software license agreement, in the form of Appendix 2 of the said purchase agreement (“Software License Agreement”) and other related documents (the said purchase agreement, including all of its Annexes, Appendixes (including, without limitation, the Maintenance Agreement and the Software License Agreement), Schedules and Exhibits attached thereto, all as amended from time to time, shall be referred to hereinafter, collectively, as – the “Original Agreement”); and

1.1.1.2	Pursuant to section 58 of the Original Agreement, the provisions of the Original Agreement shall apply verbatim (save only to prices and payment terms) to any further purchase by Partner from the Supplier (if and to the extent Partner wishes, at its sole and exclusive discretion, to purchase), inter alia, with respect to any telecommunication equipment or services, of any kind whatsoever, whether or not of the type and form mentioned in the Original Agreement, including, without limitation, any UMTS and/or any other equipment or services and including further any core equipment unless otherwise expressly agreed between the Parties; and

1.1.1.3	In May 2006 the Parties have executed a supply agreement, based on the Original Agreement, regarding provision by the Supplier of a 3G Voice Core Subsystem, provision of Services and the performance of Works and used the Original Agreement as a reference (the “Core Agreement”); and

1.1.1.4	Partner’s Network includes, among other, equipment and systems provided by Nortel Networks Israel (Sales & Marketing) Limited (“Nortel”) and Alcatel-Lucent Israel Ltd. (“Alcatel”); and

1.1.1.5	Partner has requested the Supplier to provide Partner with an offer concerning a full SWAP (as defined below) of Nortel’s and Alcatel’s UTRAN equipment existing in Partner’s Network; and

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This document contains proprietary information of Partner Communications Company Ltd. and LM Ericsson Israel Ltd. and
shall not be reproduced, copied, disclosed or utilized in any way, in whole or in part, without prior written consent

Agreement

1.1.1.6	In response, the Supplier has submitted a firm and binding commercial and technical offer, in which the Supplier represented, warranted and declared that it is willing and able to perform all of Supplier’s obligations pertaining to the SWAP, supply the Equipment, render the Services, provide maintenance and support services, perform the Works, all in accordance with the terms and conditions of this Agreement; and

1.1.1.7	Based on the Supplier’s said offer and in reliance on the Supplier’s undertakings and representations, Partner agrees to enter into this Agreement, subject to and in accordance with the terms and conditions of this Agreement.

2.	Definitions and Interpretation

2.1	Definitions

Unless defined herein, capitalized terms used in this Agreement shall have the meaning attributed to them in Annex M of the Original Agreement, as supplemented by the Core Agreement. Capitalized terms used in this Agreement that are not defined in the said Annex M, as supplemented shall have the meaning attributed to them in this Agreement.

2.2	In this Agreement, “SWAP”meansa process of (i) dismantling and handling, by Partner, in accordance with the provisions of section 6.1.1.1(1) below, 3G equipment comprising of Node Bs, RNCs, PP7K and the related Ancillaries (TMA, RET, etc.), provided to Partner by Nortel and/or Alcatel, excluding the OSS Sub System (collectively – “Third Party Equipment”), and (ii) save for Node Bs (the installation, testing and commissioning of which shall be made by Partner), installing by the Supplier, the Supplier’s Equipment and UTRAN Subsystem instead, Commissioning and testing, by the Supplier, the installed Equipment and integrating it, by the Supplier, to Partner’s Network, and performing, by the Supplier, any and all of the related Works, Services and activities including but not limited to: configuration management, configuration files creation, quality assurance, element’s stand alone ATP installation and approvals, etc.

2.3	Interpretation

The rules of interpretation set forth in section 2.2 of the Original Agreement shall apply to this Agreement.

3.	Commencement

This Agreement shall enter into force on the date of signature hereof by both parties (the “Effective Date”).

– CONFIDENTIAL –
This document contains proprietary information of Partner Communications Company Ltd. and LM Ericsson Israel Ltd. and
shall not be reproduced, copied, disclosed or utilized in any way, in whole or in part, without prior written consent

Agreement

4.	Scope of Agreement

The project contemplated herein shall comprise of (i) a SWAP, as defined above, and (ii) the supply by Supplier of Node Bs ordered by Partner, and (iii) the supply and implementation by Supplier of RNCs, RXIs, OSS upgrade and expansion, and all ancillary equipment (hardware and software), as well as any and all related Services, all – in accordance with the provisions of this Agreement and the Original Agreement.

Provided that the Supplier meets and complies, fully, successfully and timely, with any and all of its undertakings, obligations, warranties and undertakings pursuant to this Agreement, the Core Agreement and the Original Agreement, on an on going basis, and subject to the provisions of this Agreement, the Core Agreement and the Original Agreement, Partner shall issue to the Supplier, from time to time during the Implementation Period, as defined below, Purchase Orders concerning [***], the total amount of which shall be as set forth in Annex I, which shall be subject to any and all [***] referred to in this Agreement (“this Agreement Scope”). Notwithstanding the foregoing, in the event that by the end of the Implementation Period Partner has issued Purchase Orders in an amount less than the total price set forth in Annex I by up to [***] (the “Remaining Purchase Orders”), the period during which the Remaining Purchase Orders shall be issued, shall be extended until [***].

The Supplier shall plan, design, dimension, quantify, supply, install, integrate, optimize, commission, interface, interconnect, test and maintain the UTRAN Sub System in accordance with any and all of the provisions and requirements of this Agreement and the Original Agreement save only in connection with the Node Bs.

The Supplier undertakes that the SWAP process and/or any Services and/or Equipment provided, including, without limitations, planning, design, dimensioning, installation, integration, optimization, commissioning, interface, testing, implementation and/or operation shall not have any impact and/or degradation on any performance and/or functionalities of the Network (as that term is defined in the Core Agreement). The Supplier further undertakes that any and all of the performance requirements, features and functionalities (including any and all KPIs) pertaining to the existing UTRAN Sub System and Network under the Original Agreement and the Core Agreement shall be kept and maintained with respect to (i) any Equipment and/or Services provided under this Agreement, in particular, and (ii) the entire UTRAN Sub System, as a whole end to end Sub System (including any Equipment provided under the Original Agreement, the Core Agreement and this Agreement), in general; all – at least the level required pursuant to the Original Agreement. Without derogating from the foregoing, the only circumstances for which the Supplier shall not be responsible for degradation in performance, is if and to the extent that such degradation results, solely and exclusively, from faulty performance by Partner of its obligations under this Agreement concerning the radio planning and optimization.

– CONFIDENTIAL –
This document contains proprietary information of Partner Communications Company Ltd. and LM Ericsson Israel Ltd. and
shall not be reproduced, copied, disclosed or utilized in any way, in whole or in part, without prior written consent

Agreement

Supplier’s obligations include without limitations:

— Performing its tasks in the SWAP process and supplying Node Bs;

— Performing its tasks in the SWAP process concerning RNCs and RXIs and supplying and implementing the Supplier’s RNCs, RXIs and OSS Elements in 3 main switching locations, in accordance with Partner’s sole decision (North, Center and South) and existing at Partner’s Test lab.

— Planning, designing, dimensioning, quantifying, supplying, testing, installing, commissioning and integrating, of the UTRAN Sub System to Partner’s Network, save only in connection with the Node Bs

— Spare parts delivery for UTRAN Sub System maintenance.

The Supplier undertakes that the Bill of Quantity (BoQ) specified in Annex I and the Bill of Material (BoM) specified in Annex I1, include any and all Hardware, Software, items, features, functionalities and deliverables required to ensure that the entire Network and the UTRAN Sub System, in particular, performs in full compliance with any and all requirements set forth in the Original Agreement, the Core Agreement and this Agreement. To that end, notwithstanding any other provision of this Agreement and without limiting any other right or remedy of Partner under the Agreement, in the event that Partner believes that the UTRAN Subsystem, the Equipment and/or Services to be supplied by the Supplier under this Agreement are insufficient to achieve any of the requirements set forth anywhere in the Agreement and/or in the event that Partner is at the opinion that the Supplier has not properly planned, designed, dimensioned or quantified the UTRAN Sub System Hardware and/or Software in accordance with the Supplier’s obligations, then – the Supplier shall promptly provide, at its own cost and expense, additional hardware, software and services in order to ensure that any and all requirements, functionalities, specifications, performance, capacity, traffic and maintenance requirements and features are fully met and complied with.

Technical Specifications

The Supplier undertakes that any Equipment it provides shall fully comply with any and all of the technical specifications and HW configuration and specifications as detailed in:

(i)	the Bill of Quantity (BoQ); and

(ii)	the Bill of material (BoM); and

(iii)	the Original Agreement; and

(iv)	the product description documents, as detailed below.

For the avoidance of doubt, it is clarified that nothing in the below documents shall be construed as limiting, narrowing, modifying or derogating the scope of the Supplier’s commitment, responsibilities and obligations under this Agreement and/or the Original Agreement and/or the Core Agreement in general or in particular. Any obligation, liability, responsibility and/or undertaking set forth in the documents detailed below, is in addition to any other obligation, liability, responsibility and/or undertaking imposed, attributed, assumed and/or otherwise applicable to the Supplier under any of the provisions of this Agreement and/or the Original Agreement and/or the Core Agreement.

– CONFIDENTIAL –
This document contains proprietary information of Partner Communications Company Ltd. and LM Ericsson Israel Ltd. and
shall not be reproduced, copied, disclosed or utilized in any way, in whole or in part, without prior written consent

Agreement

The Supplier’s product description documents are:

(i)	For RBS3106 / 3206: “RBS 3206/3106 Product Description, 221 01-FGC 101 749 Uen Rev D1 2005-09-07"

(ii)	For RBS3308 : “Technical Product Description RBS 3308, 1/1551-COH 109 558 Uen B 2006-12-20"

(iii)	For RNC R5 (Type E): “WCDMA RNC 3810 Hardware release 5 in WCDMA RAN release P5, 221 03-FAP 130 0054 Uen Rev B1 2007-07-24"

(iv)	For RXI 860: “RXI 860 R1 in WCDMA RAN Release P5 Product Package Description, 22103-FAP 130 498 Uen Rev D 2006-12-21";

(v)	For OSS RC & NetIQ HW: “OSS-RC 5 Product Description, 221 01-FGC 101 0148 Uen Rev C 2007-06-28" and “Ericsson Network IQ Product Description, 221 01-FGC 101 0176 Uen Rev D 2007-05-22".

The SWAP process shall be implemented during a period that commences on the signature date of this Agreement and ends not later than [***] (the “Implementation Period”). The Implementation Period (i) shall be extended in accordance with the provisions of section 8.1.1.4 below, and (ii) may be extended by mutual written agreement. The SWAP shall be performed with respect to [***] (“SWAP Scope”), unless Partner shall request a lesser amount, in which case the Parties shall discuss such request with a view to address Partner’s needs and requests. In the event that at the end of the Implementation Period, it becomes apparent that the actual scope of the SWAP was less than the said SWAP Scope and there was no agreement between the Parties to reduce the SWAP Scope, the following shall apply – (i) Partner shall not be entitled to [***], only with respect to the Excess Sites, in accordance with the mechanism set forth in section 8 below, and (ii) [***].

The implementation of the SWAP process and the provision of the Equipment and Services during the Implementation Period shall be made in such manner, timing, pace and scope, as shall be determined by Partner, it being agreed that Partner may change and/or re-organize such manner, timing, pace and scope, from time to time and at any time during the Implementation Period, it being clarified however that with respect to the Remaining Node Bs (as defined in section 8.1.1.4 below), Partner may dismantle them until [***].

5.	Applicability of Provisions of the Original Agreement

5.1.1.1	The Parties expressly agree and acknowledge that, unless otherwise expressly set forth in this Agreement, the provisions of the Original Agreement shall apply verbatim (save only with respect to prices) to the supply and provision of the Equipment, the performance of the SWAP, the provision of Services and the performance of the Works, under this Agreement, mutatis mutandis. For purposes of this Agreement, Equipment provided pursuant to this Agreement shall be deemed part of the “UTRAN Sub System” as defined in the Original Agreement and all references in the Original Agreement to “UTRAN Sub System” shall be deemed reference to the entire UTRAN Sub System, as a whole end to end UTRAN Sub System (including any Equipment provided under the Original Agreement, the Core Agreement and this Agreement).

– CONFIDENTIAL –
This document contains proprietary information of Partner Communications Company Ltd. and LM Ericsson Israel Ltd. and
shall not be reproduced, copied, disclosed or utilized in any way, in whole or in part, without prior written consent

Agreement

5.1.1.2	For the avoidance of any doubt, unless expressly set forth in this Agreement, the Supplier expressly agrees and acknowledges that –

1.	any and all obligations, undertakings, warranties, liabilities, responsibilities and/or any other commitments, imposed on, assumed by, attributed to, under the responsibility of, relate to and/or otherwise made by and/or applicable to, the Supplier, under the Original Agreement, with respect to and/or in connection with, the UTRAN Subsystem are hereby fully imposed on and assumed by the Supplier, mutatis mutandis, with respect to and in connection with the Supplier’s obligations pertaining to the SWAP process (save for the provisions of section 22 of the Original Agreement), and any Equipment, Service and Works provided, rendered or performed pursuant to this Agreement and any and all of such obligations, undertakings, warranties, liabilities, responsibilities and/or any other commitments are deemed, for all intents and purposes, as obligations, undertakings, warranties, liabilities, responsibilities and commitments of the Supplier with respect to and in connection with the Supplier’s obligations pertaining to the SWAP process and any Equipment, Service and Works provided, rendered or performed pursuant to this Agreement; The Parties agree that the escalation mechanism set forth in section 57 of the Original Agreement shall apply to any technical dispute between the Parties.

2.	At any time following the lapse of [***] from the signature date of this Agreement, Partner may terminate this Agreement for convenience, in whole or in part, at any time and for any reason, by delivering to the Supplier a notice of termination specifying the effective date for the termination, it being clarified that termination of this Agreement shall not be deemed termination of the Original Agreement and/or of the Core Agreement and/or of the Maintenance Agreement. Termination of any of the Original Agreement and/or the Core Agreement and/or of the Maintenance Agreement shall be in accordance with their respective terms;

3.	Effect of termination: In the event this Agreement is terminated, for any reason whatsoever, including termination for convenience, then –

a.	any purchases made and/or Services rendered and/or Equipment provided and/or ordered and/or Purchase Orders issued and/or right utilized by Partner, prior to the termination date, shall continue to be governed by the terms and provisions of this Agreement and termination of this Agreement shall not have any effect on any of the rights, benefits, discounts, vouchers, etc. granted to and/or utilized by, Partner prior to the termination date;

b.	Partner shall continue to be entitled, with respect to the period following the termination date, to a proportionate amount of [***]. The proportionate amount shall be equal to the ratio between (i) the total aggregate amount of [***], and (ii) [***].

For example: If the total aggregate amount of [***] is [***], then Partner shall be entitled to [***].

– CONFIDENTIAL –
This document contains proprietary information of Partner Communications Company Ltd. and LM Ericsson Israel Ltd. and
shall not be reproduced, copied, disclosed or utilized in any way, in whole or in part, without prior written consent

Agreement

In the event that Partner terminated this Agreement under section 5.1.1.2(2), and at the effective date of such termination, Partner has utilized vouchers in a proportion greater than the proportion it is entitled to under the provisions of section 7.1.1.8, Supplier shall be entitled to an automatic refund of the balance between the amount of the vouchers actually utilized prior to the termination date and the amount of vouchers Partner was entitled to utilize prior to the termination date.

4.	For purposes of any and all obligations, undertakings, warranties, liabilities, responsibilities and/or any other commitments of the Supplier under the Original Agreement that pertain to the “Existing System”, as defined in the Original Agreement, the Existing System shall be deemed to include the UTRAN Subsystem, as defined in the Original Agreement, the 3G Voice Core Subsystem and Partner’s Network, as defined in the Core Agreement;

5.	any and all of the general provisions, obligations and undertakings and/or any other commitments, imposed on, assumed by, attributed to, under the responsibility of, relate to and/or otherwise made by and/or applicable to, the Supplier under the Original Agreement, are hereby incorporated into this Agreement by reference and are fully imposed on and assumed by the Supplier, mutatis mutandis, and any and all of such general provisions, obligations and undertakings and/or any other commitments are deemed, for all intents and purposes, as obligations, undertakings, liabilities and commitments of the Supplier under this Agreement; any and all rights, benefits, entitlements and/or causes of action and/or any other privileges, granted, provided and/or delegated and/or otherwise attributed to, Partner under the Original Agreement are hereby fully granted to Partner, mutatis mutandis, with respect to and in connection with the Supplier’s obligations pertaining to the SWAP process and any Equipment, Service and Works provided, rendered or performed pursuant to this Agreement and any and all such rights, benefits, entitlements and/or causes of action and/or any other privileges are deemed, for all intents and purposes, as rights, benefits, entitlements and/or causes of action and/or any other privileges of Partner with respect of and in connection with any Equipment, Service and Works provided, rendered or performed pursuant to this Agreement;

6.	unless otherwise expressly set forth in this Agreement and save for obligations pertaining to prices, the obligations that are imposed on Partner under the Original Agreement in connection with the provision of the UTRAN Subsystem, and the Core Agreement, are hereby incorporated into this Agreement by reference and are imposed on and assumed by Partner in connection with Equipment, Services and Works provided, rendered or performed pursuant to this Agreement, mutatis mutandis.

– CONFIDENTIAL –
This document contains proprietary information of Partner Communications Company Ltd. and LM Ericsson Israel Ltd. and
shall not be reproduced, copied, disclosed or utilized in any way, in whole or in part, without prior written consent

Agreement

6.	Additional Provisions

6.1.1.1	In addition to any and all of the obligations, undertakings, warranties, liabilities, responsibilities and/or any other commitments, imposed on, assumed by, attributed to, under the responsibility of, relate to, and/or otherwise made by and/or applicable to, either Party, under this Agreement and the Original Agreement and/or the Core Agreement, without derogating from any of either Party’s obligations, undertakings and/or declarations and/or representations and/or warranties, and without limiting any right and/or remedy of either Party under this Agreement and the Original Agreement and/or the Core Agreement, the Parties agree that –

1.	Partner shall, during the Implementation Period and in such manner, timing, pace and scope within the Implementation Period, as shall be determined by Partner, dismantle Third Party Equipment and store it in any of Partner’s warehouses and/or deactivate it and/or use it for support and/or maintenance. Partner shall provide Supplier with a quarterly report detailing the Third Party Equipment dismantled by Partner and stored in Partner’s warehouses during the previous quarter, together with an accumulative report for the previous quarters. Partner shall not sell the Third Party Equipment stored in Partner’s warehouses as aforesaid, to a third party, prior to December 2009. Partner may use any Third Party Equipment, for any support and/or maintenance purposes with respect to Partner’s Network.

2.	Supplier undertakes to make available for Partner throughout a period of [***] months, the timing of which shall be determined by Partner, on a full time, on going, basis and without any additional cost beyond the prices expressly specified in Annex I, [***]experts that meet all of the following requirements: (i) they are of such high degree, expertise, experience and level, for which Supplier usually charges its preferred customers more than [***] US$ per expert per month, (ii) they resident in Israel and they shall be present and perform their services in Partner’s premises, on a full time basis, and (iii) they are fully conversant with all of the obligations of the Supplier under this Agreement and (iv) they have proven, long term, skills, expertise and experience in engineering and radio fields, and (v) they shall perform under the instructions of Partner.

The said experts shall be deemed “Key Personnel”, for purposes of section 20 of the Original Agreement. Upon signature of this Agreement, the Supplier shall provide Partner with the expert’s CVs for Partner’s approval in accordance with the provision of Annex J of the Original Agreement.

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This document contains proprietary information of Partner Communications Company Ltd. and LM Ericsson Israel Ltd. and
shall not be reproduced, copied, disclosed or utilized in any way, in whole or in part, without prior written consent

Agreement

3.	Supplier undertakes that during the entire period of the Implementation Period and any extension thereof, Supplier shall provide Partner, without any additional cost beyond the prices expressly specified in Annex I, with any and all equipment, software, hardware, capacity, services and systems, including, without limitations, any and all upgrades and updates and including further any support and maintenance services, regarding OSS Sub System, in such manner and to such extent required to ensure full, complete, adequate, smooth, on going, timely and successful compliance with any and all requirements set forth in this Agreement, including OSS: capacity, functionalities, availability, etc. The only fault that the Supplier shall not be responsible for under this subsection, is a fault that results, solely and exclusively, from core elements.

4.	The Supplier undertakes that during the entire period of the Implementation Period and any extension thereof, the Supplier shall dedicate an expert, experienced, high skilled technical leader, that shall be available to Partner on a full time, on going, basis and without any additional cost beyond the prices expressly specified in Annex I, that shall support, assist and accompany Partner, locally, with its team, on an ongoing basis, for all aspects of the UTRAN Sub System, including with respect to issues pertaining to RNCS, RXIs and OSS expansion, at least until any and all RNCs and RXIs successfully pass Final Acceptance. Following the Final Acceptance, the Supplier shall appoint an expert, experienced, high skilled technical leader that shall be Partner’s technical point of contact. This team must possess a very high level of professionalism, experience, expertise and capabilities so as to ensure the highest level of service to Partner, in all fields and aspects (UTRAN, core, operations and support, Radio Network Optimization, technical engineering local support, etc.). The identity of the technical team leader shall be subject to Partner’s prior written approval, in accordance with the provision of Annex J.

7.	Price

7.1.1.1	For the full and timely completion by the Supplier with any and all of its obligations under this Agreement, inter alia, those pertaining to the full and complete performance of Supplier’s obligations in the frame of the SWAP process, supply and delivery of all Equipment and rendition of Services and Works, the Supplier shall be entitled to payment in accordance with the applicable provisions of the Price List as specified in Annex I. Any (i) non-compliance by the Supplier with any of its obligations, undertakings, representations and/or any warranties and/or (ii) any discount and/or voucher – shall trigger adjustments, reductions and/or set off, as provided for in the Original Agreement and/or this Agreement.

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This document contains proprietary information of Partner Communications Company Ltd. and LM Ericsson Israel Ltd. and
shall not be reproduced, copied, disclosed or utilized in any way, in whole or in part, without prior written consent

Agreement

7.1.1.2	The prices set forth in Annex I are, for all intents and purposes, the sole, final and exhaustive consideration to which the Supplier is or may be entitled in connection with any and all of Supplier’s obligations, commitments and/or undertakings pursuant to this Agreement, including, without limitations, full and complete performance of Supplier’s obligations pertaining to the SWAP process, supply and delivery of all Equipment and rendition of Services and Works, including but not limited to, any and all Support and Maintenance Services. The said prices include, inter alia, all of the costs and expenses, of all kinds whatsoever, with regard to the entire obligations, undertakings, representations, warranties of the Supplier and also include all items of Equipment, Services, licenses, components, and all other relevant documents etc., in order for the performance of the SWAP process, the Equipment and all Services, to meet any and all of the applicable requirements of this Agreement in accordance with any and all of the Supplier’s obligations, undertakings, representations and warranties under this Agreement and the Maintenance Agreement. To remove any doubt, any and all payments to which any of the employees, Sub-Contractors and/or any one acting in the name and/or on behalf of the Supplier are and/or may be entitled and any and all costs, expenses and payments relating to the employment and/or engagement with any of the employees, Sub-Contractors and/or any one acting in the name and/or on behalf of the Supplier shall be borne and paid solely and exclusively by the Supplier, including, without limitation, any boarding and lodging expenses of the Supplier’s employees, Sub-Contractors or any third party whatsoever involved on behalf of the Supplier in the performance of any of the Supplier’s, the Supplier’s and the Support and Maintenance Service provider’s obligations under this Agreement and the Maintenance Agreement, including but not limited to, air fares, accommodation, communications, personal expenses, other travel expenses.

7.1.1.3	All prices set forth in this Agreement: (i) are quoted in US dollars, and (ii) are DDP, Incoterms 2000.

7.1.1.4	It is expressly agreed and clarified that, notwithstanding anything to the contrary -

1.	The [***]specified in Annex I, is divided as follows: (i) an amount of [***]for support and maintenance services with respect to [***], (ii) an amount of [***], as follows: an amount of [***]the support and maintenance fees, an amount of [***]the Spare Parts Replacement Service (“SPRS”) and an amount of [***]the New Software Release (“NSR”); Accordingly, notwithstanding anything to the contrary, the total, maximum, aggregate amount that Partner may [***]for the entire [***]during [***], including any and all SPRS (up to [***]per each and every year) and NSR and including further with respect to any and all Software, Hardware, Equipment and systems that are under warranty and/or that are post warranty (whether such services are currently existing or provided and/or may be acquired under any existing agreement, including, without limitations, any of the Original Agreement, the Core agreement and/or this Agreement), shall not exceed [***]; (iii) An additional [***]specified in Annex I that are of a capital expenditure nature, as shall be selected by Partner; (iv) [***]by way of a direct discount (not including vouchers), from any amount [***] with respect to any support and/or maintenance services, for [***]. Accordingly, notwithstanding anything to the contrary, the total, maximum, aggregate amount that Partner may [***] for the entire [***] during [***], including any and all SPRS (up to [***] per each and every year) and NSR and including further with respect to any and all Software, Hardware, Equipment and systems that are under warranty and/or that are post warranty (whether such services are currently existing or provided and/or may be acquired under any existing agreement, including, without limitations, any of the Original Agreement, the Core agreement and/or this Agreement), shall not exceed [***].

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This document contains proprietary information of Partner Communications Company Ltd. and LM Ericsson Israel Ltd. and
shall not be reproduced, copied, disclosed or utilized in any way, in whole or in part, without prior written consent

Agreement

Partner shall specify in any Purchase Order it issues with respect to any Support and Maintenance Services that such Purchase Order is for support and/or maintenance and/or Upgrades and/or Updates and/or spare Parts.

7.1.1.5	Following the execution of this Agreement, the Parties shall enter into exclusive negotiations, which exclusivity shall be valid only until [***] (“Negotiations”), regarding the provision of [***] to Partner concerning [***], with the intention to enter, within [***] from execution of this Agreement, into negotiations [***] and with the intention to enter into such agreement within [***] from execution of this Agreement. The exact type and nature [***] shall be determined by Partner, the intention being that [***]. Only in the event that during the Negotiations Partner and the Supplier reach an agreement on all terms and conditions of [***] (and provided that such [***] agreement includes, among other things, all of the elements and terms set forth in section 7.1.1.6 below), and, nevertheless, Partner independently decides, merely due to its internal considerations, not to enter into [***] agreement and solely due to that, no [***] agreement is signed between the parties, then – [***], as defined in Clause [***]above [***].

In all other cases, including in cases there is [*** ]that may [***] agreement (save only for such [***] that the removal of which is exclusively under Partner’s control, but provided that the removal of such [***] does not impose on Partner any liability other than liability that can be discharged by doing mere commercially reasonable efforts) – the [***] shall be recognized in full.

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This document contains proprietary information of Partner Communications Company Ltd. and LM Ericsson Israel Ltd. and
shall not be reproduced, copied, disclosed or utilized in any way, in whole or in part, without prior written consent

Agreement

7.1.1.6	The entry into a [***] agreement as well as the Supplier’s right to provide Partner with [***] are subject, among other things, to the following:

1.	The Supplier guarantees to Partner, and shall actually achieve, with respect to the [***] determined in accordance with section 7.1.1.5 above, a [***].

2.	The Supplier and Partner shall agree upon a [***] agreement, that shall be at least the current level of [***] with agreed modifications made thereto, that shall cover, among other things, issues of [***], etc., and The Supplier shall commit to, and actually complies with, on an ongoing basis, such [***] agreement, to Partner’s satisfaction.

3.	The Supplier shall provide the [***] through a qualified and competent professional team, [***], which team shall be managed by a personnel who must have proven, long term, skills, expertise and experience in providing [***].

7.1.1.7

1.	Partner may, at any time and at Partner’s sole discretion, replace any item specified in Annex I with any other item specified in Annex I.

2.	In the event that Partner replaces certain item specified in Annex I with a more expensive item specified in Annex I, then all discounts to which Partner is entitled to according to this Agreement shall apply to the difference between the price of the replaced item and the price of the replacing, more expensive item.

3.	All [***] served as a basis for the calculation of [***] set forth in this Agreement shall apply to any and all [***] by Partner under this Agreement.

7.1.1.8	Upon signing this Agreement, the Supplier grants Partner the [***] specified in Annex I (the total, aggregate amount of [***] to which [***]. Partner may, at Partner’s sole discretion, at any time between the signature of this Agreement and [***], use and/or utilize any and all [***] to which it is entitled and/or otherwise granted by the Supplier, with respect to any [***] by Partner and/or any [***] pursuant to any existing and/or future agreement, including, without limitations, any of the Original Agreement, the Core Agreement and/or this Agreement and/or any other agreement, save only for [***], as defined above, and [***] which meets the following two conditions (i) [***], and (ii) it is [***] by Partner [***]. In addition and without derogating from the foregoing, Partner shall be entitled to use and utilize any of the [***] with respect to any [***] to the Supplier and/or with respect to [***], if Supplier shall approve such use. In the event that Partner issues, during each relevant year, [***] for [***]as the annual forecast for such year, Partner shall be entitled to exercise [***], as follows: (i) [***], Partner may utilize, at any point in time, [***], (ii) [***], Partner may utilize, at any point in time, [***]and (iii) [***], Partner may utilize, at any point in time, [***]. In the event that Partner issues, during each relevant year, [***] for the relevant annual forecast, as aforesaid, Partner may utilize, in addition to the said amount each year, [***] Partner is entitled to use during the relevant year. If, during any of the said periods, the volume of the [***] by Partner of equipment within this Agreement Scope is higher or lower than the forecast of purchases specified in Annex I with respect to the relevant period, the amount of the [***] that Partner may utilize during such period shall [***]. If, during any of the said periods, for any reason, Partner has utilized less than the amount specified above for the relevant period, the amount not utilized shall be accrued and may be utilized by Partner at any time until [***]. When utilizing any of the [***], all price mechanism set forth in this Agreement, as well as the [***]. Subject to the other provisions of this section 7.1.1.8, any use and/or utilization, of [***], shall be deemed, for all intents and purposes, as [***], and there will be no difference between [***].

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8.	Payments and Invoices

8.1.1.1	Partner shall pay the Supplier the relevant Purchase Order Price in accordance with the provisions of Annex I (Price List) and in accordance with the Payment Milestones set forth in section 16 of the Original Agreement. For the avoidance of doubt it is clarified that (i) in any case where the payment is related to achievement of certain milestone (for example – issuance of Conditional Acceptance Certificate, issuance of Final Acceptance Certificate, etc.), the payment is conditioned upon actual achievement of the relevant milestone, in accordance with the provisions of this Agreement, and (ii) any discount to which Partner is entitled and any voucher shall apply to and be utilized in connection with, any payment payable to Supplier.

Each payment payable by Partner to the Supplier shall be paid, subject to the other terms and conditions of this Agreement, on a basis of the current quarter during which the relevant payment became due, plus 30 days, it being agreed however that payment for purchases made by Partner during 2007, shall be made in accordance with the payment terms of the Original Agreement.

8.1.1.2	Purchase Orders shall be issued by Partner in accordance with the amounts set forth in Annex I. However, in addition to [***] to which Partner is entitled, the Supplier shall grant Partner [***]. The total amount of [***] shall be calculated as follows: if the amount of the [***], the amount of the [***]. The [***] shall be calculated and granted to Partner [***], based on the figures above, and in accordance with Annex I. At the end of each [***] the Supplier shall [***]in an amount equal to [***].

Notwithstanding anything to the contrary, (i) as used herein, “utilization” and/or “usage” and/or “exploitation” [***], means that [***] shall be immediately reduced and deducted from the amount of [***] and Partner shall not have [***] (ii) the actual amount of [***]may be higher than the amount of [***] in Annex I for [***] in the event that Supplier [***] in an amount higher than the annual forecast set forth in Annex I for the relevant year, and (iii) the maximum amount that [***] with respect to [***] is the amount of the relevant [***], less the amount of [***].

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8.1.1.3	In the event that at the end of the Implementation Period, Partner has dismantled [***] Node Bs, Partner shall be entitled to [***] with respect to any and all Node Bs purchased by Partner at any time during the Implementation Period (i.e. [***]) to be granted in accordance with the provisions of section 8.1.1.2 above.

8.1.1.4	Notwithstanding the foregoing, in the event that by the end of the Implementation Period the examination shows that the difference between the number of Node Bs dismantled by Partner during the Implementation Period and [***] is [***] Node Bs or less (the “Remaining Node Bs”), Partner may dismantle the Remaining Node Bs until [***] and upon a written notice by Partner that the Remaining Node Bs or part thereof were dismantled in accordance with the provisions of section 6.1.1.1(1), the Supplier shall pay Partner an amount equal to [***] with respect to all of the Node Bs specified in the said notice. For the avoidance of doubt, Partner shall not be entitled to [***] with respect to Node Bs that were dismantled after [***].

8.1.1.5	The only event in which Partner shall not be entitled to [***] specified in section 8 above, is if Partner has not dismantled [***] Node Bs, by the end of the Implementation Period , it being clarified that in the event that Partner has not dismantled [***] Node Bs by the end of the Implementation Period, as aforesaid, (i) Partner shall be granted an extension with respect to up to[***] Node Bs until [***], and (ii) [***] shall not be granted only with respect to the Excess Sites (as defined below).

8.1.1.6	The Parties shall perform an examination of the number of Node Bs dismantled and of the number of Node Bs purchased as follows: (i) with respect to [***] – at the end of each [***], and (ii) with respect to the Implementation Period – on [***], with respect to the entire Implementation Period.

As used herein, "Excess Sites" means –

(A) with respect to the annual examinations: (i) the number of all Node Bs purchased by Partner during the relevant period ([***], as the case may be), less (ii) the number of Node Bs dismantled by Partner in accordance with the provisions of section 6.1.1.1(1) during the relevant period, less (iii) [***] per year; and

(B) with respect to the examination at the end of the Implementation Period: (i) the number of all Node Bs purchased by Partner during the entire Implementation Period, less (ii) the number of Node Bs dismantled by Partner in accordance with the provisions of section 6.1.1.1(1) during the Implementation Period, less (iii) [***].

It is clarified that if the result of the said formula is [***], the number of Excess Sites shall be deemed, for all intents and purposes, [***].

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Agreement

For example: (a) If, during[***], Partner has [***] and [***], the number of the [***] for that period shall be [***], as follows (i) [***], less (ii) [***], less (iii) [***]. In such example the [***], with respect to [***], shall not be [***] only with respect to [***], (b) If, during [***], Partner has [***] and [***], the number of the Excess Sites for that period shall be deemed[***], as follows (i) [***], less (ii) [***], less (iii) [***]; In such example the [***]with respect to [***].

For the avoidance of doubt, (i) Partner shall not be entitled to [***] only with respect to the Excess Sites, (ii) in the event that the examination at the end of the Implementation Period shows that Partner has [***], then – Partner shall be entitled to [***], to be granted in accordance with the provisions of section 8.1.1.2 above, with respect to any and all [***] at any time during the Implementation Period (including any and all [***] that were considered Excess Sites before the calculation made at the end of the Implementation Period), and (iii) if at the end of certain relevant period (each the “Late Period”) the calculation will show that Partner is entitled to [***] that, pursuant to earlier calculation Partner was not entitled to [***] (each –an “Earlier Period”), then – in each time, upon the calculation made with respect to the relevant Late Period, Supplier shall either [***] with respect to the Earlier Period or grant Partner [***].

8.1.1.7	In the event that Partner is in delay in paying such undisputed amounts of the payments to which the Supplier is entitled under the Agreement, and provided that the delay is attributed wholly and exclusively to Partner, such undisputed amounts shall be subject to an interest of Libor+3% per annum calculated on a monthly basis until the date of actual payment in full.

8.1.1.8	Payment shall be made by the means of electronic transfer to the account notified on the relevant invoice of the Supplier.

9.	Lead Times

The Supplier undertakes that the lead times for the provision of any Equipment shall be as set forth in Annex J.

Each of the said lead times shall be deemed “Lead Time” as that term is defined and used in the Original Agreement.

10.	Project Management

10.1.1.1	The Supplier shall carry out the Services in accordance with the provisions of Annex J of the Original Agreement, mutatis mutandis. The Supplier shall exercise its own skill and judgment in carrying out all Services and Partner shall have no liability to the Supplier arising out of or in connection with those Services, other than the obligation to pay for those Services, in accordance with and subject to the provisions of this Agreement.

10.1.1.2	As part of the obligations of the Supplier under this Agreement, the Supplier shall be required to assist Partner as reasonably required in order to obtain those permits and approvals which are required by applicable law or regulation to be received by Partner.

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Agreement

11.	Training

The Supplier shall provide Partner with training for RXI860 during one day, at such timing and manner as shall be determined by Partner and coordinated in advance with the Supplier.

12.	Bank Guarantee

The Supplier shall provide Partner, at the Supplier’s own cost, by not later than twenty one calendar days after signing this Agreement, with an autonomous, unconditional and irrevocable Bank Guarantee, by way of a bank guarantee, in the form of Appendix 4 of the Original Agreement in the amount of [***] (the “Bank Guarantee”). Only in the event that Partner actually receives the said Bank Guarantee in the amount of [***], Supplier shall be entitled to receive back the Bank Guarantee provided by Supplier. The Bank Guarantee is to secure also the full complete performance of the Supplier’s obligations pertaining to the SWAP process, the supply of any and all Equipment, Services and the Works, under this Agreement, the Original Agreement, the Core Agreement and the Maintenance Agreement, Equipment performance, availability and quality commitments and requirements under this Agreement and the Maintenance Agreement as well as the full and punctual compliance by the Supplier with any and all of its obligations, undertakings, liabilities and Warranties pursuant to this Agreement, the Original Agreement, the Core Agreement and the Maintenance Agreement. Notwithstanding anything to the contrary, the Bank Guarantee in the amount of [***] shall remain fully valid, effective and unchanged until the lapse [***] after the execution of this Agreement. Following the lapse of the said [***], the amount of the Bank Guarantee, for the subsequent period of [***] shall be [***]. Following a period of [***] after the execution of this Agreement, the amount of the Bank Guarantee, shall be [***] and such Bank Guarantee shall remain fully valid, effective and unchanged until [***]. Partner may collect, exercise and obtain, by exercising the Bank Guarantee, any amount, payment, damages, compensation, Liquidated Damages, indemnification, to which it is entitled under this Agreement, the Original Agreement, and/or the Core Agreement of any kind whatsoever and without any limitation whatsoever. Without derogating from the foregoing, Partner shall not use the Bank Guarantee as a mere groundless penalty. Notwithstanding anything to the contrary, in any event whereby during any of the said periods, any claim is made against Partner for which Partner is entitled to compensation and/or indemnification under any of this Agreement, the Original Agreement and/or the Core Agreement, the then Bank Guarantee in the then amount shall continue to remain fully valid, effective and unchanged until all such claims are discharged and settled.

13.	Parent Company Letter of Undertaking

By not later than twenty one calendar days after signature of this Agreement, the Supplier shall provide Partner with an irrevocable Letter of Undertaking, in the form of Appendix 5 of the Original Agreement, signed and executed by a substantive parent company of the Supplier or other legal entity, to be approved by Partner in advance under which such parent company or other entity, shall guarantee and secure the full complete performance of the Supplier’s obligations pertaining to the SWAP process, the supply of any and all Equipment, Services and the Works, under this Agreement, the Original Agreement, the Core Agreement and the Maintenance Agreement, Equipment performance, availability and quality commitments and requirements under this Agreement and the Maintenance Agreement as well as the full and punctual compliance by the Supplier with any and all of its obligations, undertakings, liabilities and Warranties pursuant to this Agreement, the Original Agreement, the Core Agreement and the Maintenance Agreement.

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Agreement

14.	Insurance

The Supplier shall provide Partner, by not later than twenty one calendar days from signing of this Agreement, with an insurance certificate issued by insurers of repute with an S&P rating identical to the certificate of insurance provided by the Supplier pursuant to the Original Agreement, confirming that all of the insurance policies set forth in Appendix 6 of the Original Agreement are valid and enforceable, in accordance with the provisions of Appendix 6 of the Original Agreement and that any and all of such insurance policies fully apply, for all intents and purposes, to any and all Equipment, Works and/or Services provided and/or performed by the Supplier under this Agreement.

15.	Liabilities

Without derogating from any of the Supplier’s obligations, liabilities and responsibilities under the Original Agreement (including pursuant to the provisions of section 35) the cap on liability, as specified in Clause 35.3.1.2 to the Original Agreement, shall be the cap on liability for both the Original Agreement, the Core Agreement and this Agreement, it being clarified however that the “equipment, software, hardware, other items, training, licenses, services, products and/or works, of any kind whatsoever, provided, rendered and/or otherwise made available by the Supplier” referred to in section 35.3.1.2(i) of the Original Agreement include also, among other things, any and all of (i) the 3G Voice Core Subsystem and any all equipment, software, hardware, other items, training, licenses, services, products and/or works, of any kind whatsoever, provided, rendered and/or otherwise made available by the Supplier pursuant to the Original Agreement and the Core Agreement, and (ii) any and all equipment, software, hardware, other items, training, licenses, services, products and/or works, of any kind whatsoever, provided, rendered and/or otherwise made available by the Supplier pursuant to this Agreement including, without limitations, any and all of the Supplier’s obligations in connection with the SWAP process and any Equipment, Service and Works provided, rendered or performed pursuant to this Agreement.

16.	Survival

Provisions contained in this Agreement that are expressed or by their sense and context are intended to survive the expiration or termination of this Agreement shall so survive the expiration or termination, including but not limited to the provisions of the Clauses specified in Section 53 of the Original Agreement, and Clauses 5, 6.1.1.1(3) (with respect to Equipment ordered prior to the termination), 7.1.1.4 (with respect to Equipment ordered prior to the termination), 7.1.1.7(3) (with respect to Equipment ordered prior to the termination), 7.1.1.8 (with respect to Equipment ordered prior to the termination), 12, 13, 14 and 15 of this Agreement.

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Agreement

IN WITNESS WHEREOF, the Parties have caused their duly authorized representatives to enter into this Agreement, effective as of the day and year last below written.

Signed for and on behalf of	Signed for and on behalf of
PARTNER COMMUNICATIONS COMPANY LTD.	LM ERICSSON ISRAEL LTD.

By:______________________________	By:__________________________

Name: _____________________________	Name:________________________

Title: ______________________________	Title:_________________________

And

By:______________________________	Date:
_____/_____/_____
Name: _____________________________

Title: ______________________________

Date:
_____/_____/_____

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shall not be reproduced, copied, disclosed or utilized in any way, in whole or in part, without prior written consent